Exhibit 99.1

News Announcement                                                                                                                                 For Immediate Release

NEXSTAR BROADCASTING ENTERS INTO DEFINITIVE AGREEMENT
TO ACQUIRE FOUR NORTH DAKOTA CBS-AFFILIATED TELEVISION
STATIONS FOR $44 MILLION IN ACCRETIVE TRANSACTION

Nexstar Raises 2015/2016 Free Cash Flow Guidance to Reflect
Transaction Accretion, Ongoing Operating Strength of Existing
Portfolio and Recent Share Repurchase Activity

IRVING, Texas (September 17, 2015) - Nexstar Broadcasting Group, Inc. (Nasdaq: NXST) ("Nexstar" or "the Company") announced today that it entered into a definitive agreement to acquire the assets of four CBS-affiliated television stations serving the Minot-Bismarck-Dickinson-Williston, North Dakota market (DMA #139) ("the market") for $44.0 million from Reiten Television, Inc. ("Reiten"). The proposed acquisition is expected to be immediately accretive to Nexstar's operating results upon closing.

In addition, under the terms of the agreement, Nexstar will provide sales and other services to the market's two ABC-affiliated television stations owned by Forum Communications ("Forum") pursuant to Reiten's services agreement with Forum. Nexstar intends to finance the transaction with cash generated from operations and borrowings under its senior credit facilities.

The Minot-Bismarck-Dickinson-Williston television DMA is benefitting from rapid economic expansion related to strong growth of the U.S. domestic energy production industry in the region. From 2006 to 2015 Nielsen's market rank for Minot-Bismarck-Dickinson-Williston has ascended to DMA #139 from DMA #160, making it one of the fastest rising DMAs in the country.  According to the 2014 BIA Kelsey Television Yearbook the Reiten television stations are the leading revenue share cluster in the market.

	City of License	Market Rank	Station	Affiliation
1	Minot, ND	139	KXMC	CBS
2	Bismarck, ND	139	KXMB	CBS
3	Dickinson, ND	139	KXMA	CBS
4	Williston, ND	139	KXMD	CBS
5	Minot, ND	139	KMCY*	ABC
6	Bismarck, ND	139	KBMY*	ABC
* Forum-owned stations where Nexstar will provide sales and other services.

The planned acquisition of Reiten further broadens Nexstar's local television broadcasting and digital media platform with stations that are geographically complementary to the Company's operating base while presenting significant financial and operating synergies. Upon closing this and other previously announced transactions, Nexstar's portfolio of stations that it owns, operates, programs or to which it provides sales and other services, will increase to 114 television stations serving 59 markets in 24 states, reaching approximately 20.4 million television households or 18.0% of all U.S. television households.

Commenting on the acquisition, Nexstar Broadcasting Group President and Chief Executive Officer, Perry A. Sook said, "The Reiten transaction reflects the successful ongoing execution of Nexstar's long-term growth strategy to opportunistically expand our broadcast station and digital media platform through accretive acquisitions. The Western North Dakota market is a natural complement to our existing operations in the Upper Midwest region of the United States and by adhering to our disciplined transaction criteria, we are acquiring a leading portfolio of market-leading television stations at an attractive pro-forma multiple of approximately 6.2 times average 2015/2016 adjusted broadcast cash flow, which is consistent with other recent Nexstar transactions. The Reiten family's legacy in the North Dakota television business dates back nearly sixty years and consistent with our organization-wide operating focus we intend to build on their rich tradition of localized content and programming and community involvement.

"From 2009 to 2014 television and digital revenue in the Minot-Bismarck-Dickinson-Williston, North Dakota market have grown by 61% and Reiten's operations have generated consistent revenue and broadcast cash flow growth, both year-to-date and on an historical basis. Under Nexstar's ownership, Reiten's financial results will benefit from our scale, proven operating disciplines, expense synergies and growing net retransmission revenues. In this regard, the acquisition, on a pro-forma basis, is expected to add an average of approximately $0.15 per share of free cash flow per year to Nexstar's operating results over the 2015/2016 period.

"Nexstar's consistent industry out-performance is the direct result of our disciplined operating approach, revenue diversification initiatives and the success we are achieving in identifying, efficiently financing and integrating selective accretive station acquisitions. Pro-forma for the completion of pending transactions as well as the year-to-date and continued strength in our operating results and approximately one million of share repurchases completed since the August 2015 authorization, we are increasing Nexstar's projected 2015/2016 free cash flow to approximately $467 million, or average pro-forma free cash flow of approximately $7.62 per share per year, in this two year period based on the current share count.

"Since the August 2015 authorization to repurchase up to $100 million of Nexstar shares, the Company has repurchased approximately one million shares at an average purchase price of approximately $48.10 per share. We believe repurchasing shares at recent levels underscores our confidence in the Company's long-term prospects based on visible organic and M&A-related growth opportunities.  At the same time, our growing free cash flow affords us the financial flexibility to continue pursuing additional accretive transactions, while simultaneously reducing leverage and returning capital to shareholders through the quarterly cash dividend and share repurchases."

The transaction is subject to FCC approval and other customary approvals, and is expected to close in the late 2015 / early 2016. Kalil & Co., Inc. served as the broker for the seller in the transaction.
Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), net loss on asset disposal and non-cash representation contract termination fee, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), net loss on asset disposal, non-cash compensation expense and non-cash representation contract termination fee, less payments for broadcast rights, cash interest expense, capital expenditures and net operating cash income taxes.

Broadcast cash flow, Adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company's ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company's business.

Reiten Television, Inc.
Reiten Television is a family owned and operated company that owns four CBS affiliated television stations in the Minot-Bismarck-Dickinson-Williston, North Dakota DMA and provides sales and other services to two ABC affiliated stations owned by Forum Communications in the DMA.

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 107 television stations and related digital multicast signals reaching 58 markets or approximately 18.0% of all U.S. television households. Nexstar's portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV, Me-TV, LATV, RTV, Estrella, This TV, Weather Nation Utah, Movies! and News/Weather. Nexstar's community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800